[LOGO]



NIAGARA MOHAWK HOLDINGS, INC.
300 Erie Boulevard West
Syracuse, New York  13202



March 31, 1999



Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders of Niagara Mohawk Holdings, Inc., which is the new holding company of Niagara Mohawk Power Corporation. The meeting will be held on Tuesday, May 18, 1999, at 10:30 a.m., EDT, in Saratoga Springs, New York.

-	This year you will be asked to elect five Class II Directors.
You will also be asked to vote on a shareholder proposal concerning the endorsement by the Company of the CERES
Principles.

-	At the meeting, we will present a report on Niagara Mohawk's past performance and on other matters of current interest to our shareholders.

-	If you plan to attend the meeting, please check the appropriate box on your proxy card and detach the admission card to present at the meeting registration tables.

This year, shareholders of record may vote their shares by using the internet or the telephone. Instructions for using these convenient new services are set forth on the enclosed proxy card. Of course, you may also vote your shares by completing and signing the enclosed proxy card and mailing it in the enclosed postage-paid envelope.

If you require special assistance at the meeting because of a disability, please contact the Office of the Secretary, Syracuse, N.Y. 13202.


Sincerely,



William E. Davis
Chairman of the Board and
Chief Executive Officer







[LOGO]


NIAGARA MOHAWK HOLDINGS, INC.
300 Erie Boulevard West
Syracuse, New York  13202


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


DATE & TIME:	Tuesday, May 18, 1999, at 10:30 A.M. (EDT)

PLACE:		Saratoga Springs City Center
			522 Broadway
Saratoga Springs, NY 12866


ITEMS OF BUSINESS:
(1) Election of William F. Allyn, William E. Davis, William J. Donlon, Anthony H. Gioia and Patti McGill Peterson to serve in Class II for a 3-year term expiring at the 2002 Annual Meeting; and
(2) To consider and act upon a shareholder proposal relating to the endorsement by the Company of the CERES Principles; and
(3) To transact other business that may properly come before the meeting or any adjournments of the meeting.

RECORD DATE: The Board of Directors has fixed the close of business on March 22, 1999, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting.

PROXY VOTING: This year, shareholders of record may vote by mail, telephone or on-line via the internet.

Your vote is important to us. If you do attend and vote at the Annual Meeting, your vote in person will supersede any earlier vote by proxy.

By Order of the Board of Directors



Kapua A. Rice
Secretary


March 31, 1999











TABLE OF CONTENTS
                                                          Page
PROXY STATEMENT
  Annual Meeting Attendance......................		          2

Voting Procedures
  By Mail...............................          			        3
  By Telephone............................          			      3
  Via Internet.............................          			     3
  Revoking Your Proxy.........................          		   3
  Vote Required and Method of Counting Votes.............		  3
  Confidential Voting.........................				           4

Proposal 1:  Nomination and Election of Directors
  Nominees for Class II Directors Whose Terms Expire in 2002	5
  Class III Directors Whose Terms Expire in 2000...........		6
  Class I Directors Whose Terms Expire in 2001.............		6

Board Meetings-Committees of the Board
  Audit Committee...........................					            8
  Compensation and Succession Committee...............			    9

Director Compensation
  Annual Cash Retainer Fees......................				       10
  Meeting Fees............................. 					           10
  Outside Director Deferred Stock Unit Plan............... 	10
  Related Transactions.........................				         10
  Health and Life Insurance Benefits...................     10

Stock Ownership Information
  Security Ownership of Certain Beneficial Owners..........	11
  Security Ownership of Directors and Executive Officers...	11
  Section 16(a) Beneficial Ownership Reporting Compliance..	13




TABLE OF CONTENTS
                                                           Page

Board of Directors' Compensation and Succession Committee
Report on Executive Compensation
Base Salary.............................					                13
  Annual Officer Incentive Compensation Plan ("OICP")........13
 Long-Term Incentive Plan....................... 				        14
  Compensation of William E. Davis, Chairman of the Board
  and Chief Executive Officer..........................     	15

Executive Compensation
  Summary Compensation Table....................				         17
  Option/SAR Grants in Last Fiscal Year.................		   19
  Aggregated Option/SAR Exercises in Last Fiscal Year and
    Fiscal Year-End Option/SAR Values..................... .	20
  Performance Graph..........................				            20

Retirement Benefits and Employee Agreements
  Niagara Mohawk Pension Plan.....................			        21
  Supplemental Executive Retirement Plan...............		    21
  Annual Retirement Allowance.....................		        	22
  Employee Agreements........................			             22

Proposal 2:  Shareholder Proposal
  Statement of Shareholder ......................				        24
  Board of Directors' Response to the Shareholder Proposal..	25

Other Information
  Deadline for Shareholder Proposals................... 	   	26
  Director and Officer Liability Insurance.................		26
  Expenses of Solicitation........................       		  26
  Independent Accountants......................				          26
  Quarterly Reports...........................      		      	27




NIAGARA MOHAWK HOLDINGS, INC.

300 Erie Boulevard West
Syracuse, New York  13202


PROXY STATEMENT



This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Niagara Mohawk Holdings, Inc. ("NM Holdings" or the "Company") for use at its 1999 Annual Meeting of Shareholders on Tuesday, May 18, 1999, at 10:30 a.m. and at any adjournment or postponement. These proxy materials, together with the 1998 Annual Report of Niagara Mohawk Power Corporation ("NMPC"), are first being mailed to shareholders on or about March 31, 1999. On March 18,1999, all shares of common stock of NMPC were exchanged for common stock of NM Holdings. All references to the "Company" relating to periods prior to such date refer to NMPC.

Annual Meeting Attendance

Attendance will be limited to:

-	shareholders of record;
-	beneficial owners of common stock entitled to vote at the meeting having evidence of ownership;
-	the authorized representative of an absent shareholder; and
-	invited guests of the management.

Any person who owns shares of NM Holdings in the name of a bank, broker or other holder of record must show proof of ownership. Proof of ownership may be in the form of a letter or a recent statement from the bank or broker showing ownership of NM Holdings or NMPC common stock.

Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of the authorization.

In order to assure a fair and orderly meeting and to accommodate as many shareholders as possible who may wish to speak at the meeting, management will permit only shareholders or their authorized representatives to address the meeting. Management will also require that any signs, banners, placards and similar materials be left outside the meeting room.


Voting Procedures


Only shareholders of common stock whose names appeared on the books of NM Holdings on the record date will be entitled to vote at the meeting and at any adjournment thereof.

Any person who owns shares of NM Holdings in the name of a bank, broker or other holder of record must obtain a proxy from the holder of record to be able to vote at the meeting.

Whether or not you plan to attend, please take the time to vote. Shareholders may vote by mail, telephone or on-line via the internet. The telephone and internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded. Also, please be advised that you do not need to return your proxy card if you vote by telephone or via the internet.

-	BY MAIL:  Please mark your vote, sign, date and promptly return your proxy card in the enclosed postage-paid envelope.

-	BY TELEPHONE:  Please call the toll-free telephone number on your proxy card
(800-250-9081).  Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day, through Monday, May 17,
1999, 5:00 P.M. (EDT).

-	VIA INTERNET:  You may vote on-line by using the following internet address:
http://www.votefast.com.  Specific instructions will be available, allowing you to record and confirm your vote.  Internet voting is available 24 hours a day, through Monday, May 17, 1999, 5:00 P.M. (EDT).

Revoking Your Proxy

A shareholder who has executed and returned a proxy may revoke it at any time before it is voted by:

-	submitting a properly signed proxy with a later date;
-	sending a written statement to that effect to the Secretary of NM Holdings; or
-	voting in person at the annual meeting.

Vote Required and Method of Counting Votes

	Record Date

The close of business on March 22, 1999 has been fixed as the record date for determining the holders of NM Holdings common stock entitled to vote at the meeting.

	Number of Shares Outstanding

At the close of business on the record date, there were 187,364,863 shares of NM Holdings' common stock outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

	Quorum

A majority of the shares entitled to vote at the meeting shall constitute a quorum. Abstentions and broker non-votes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum.

	Vote Required

The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors.

The affirmative vote of a majority of votes cast is necessary to approve the shareholder proposal relating to an endorsement by the Company of the CERES Principles. Brokers who have not received any instructions from their clients do not have the authority to vote on this proposal.

Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees for directors and against the shareholder proposal.

Abstentions and broker non-votes will not be considered as votes cast with respect to a particular matter. A broker non-vote occurs when a broker does not have discretionary voting power to vote on a specific matter and has not received instructions from the beneficial owner.

	Voting on Other Matters

Management does not know of any matters to be presented for action at the annual meeting other than those listed in the Notice of Meeting and referred to herein. However, if other matters are properly brought before the meeting or at any adjournment, the persons named on the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment.

Confidential Voting

Under the By-Laws, tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified by independent inspectors of election. Any information which would identify the vote of any shareholder is held permanently confidential and will not be disclosed to the Company, except as may be necessary to meet legal requirements.



Proposal 1:  Nomination and Election of Directors

The Board of Directors is divided into three classes, composed of as nearly equal a number of directors as is possible, with staggered terms of office so that one class of the directors must be elected at each annual meeting.

Shareholders who wish to nominate a director from the floor may do so upon written request to the Company. Recommendations should be sent to:

Office of the Secretary
Niagara Mohawk Holdings, Inc.
300 Erie Boulevard West
Syracuse, New York  13202.

Any nominations for director to be made at a shareholder meeting must contain the specific information required in the Company By-Laws and must be received by the Secretary between 90-120 days before the meeting. A copy of the relevant portion of the By-Laws may be obtained upon request from the Secretary of the Company.

This year, you are being asked to vote for the following nominees to serve as directors in Class II until the 2002 Annual Meeting of Shareholders:

	William F. Allyn
	William E. Davis
	William J. Donlon
	Anthony H. Gioia
	Patti McGill Peterson

All nominees are currently directors of the Company and have consented to serve a 3-year term. Each nominee elected as a director will continue in office until his or her term expires or until his or her successor has been elected.

The principal occupation, age as of the May 18, 1999 meeting date, and certain other information about each of the nominees and other directors whose terms of office continue after the Annual Meeting is as follows.

Each director of the Company is a member of the class of directors in which such director served for NMPC and the length of term as a director reflects such director's service with NMPC.

NOMINEES FOR CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002

WILLIAM F. ALLYN
-	President and Chief Executive Officer of Welch Allyn, Inc.
-	Director since 1988
-	Member of Audit, Compensation and Succession, and Nuclear Oversight Committees
  of the Board

Mr. Allyn, age 63, President and Chief Executive Officer of Welch Allyn, Inc., Skaneateles Falls, NY, a manufacturer of medical diagnostic instrumentation, bar code readers and optical scanning devices. Mr. Allyn joined Welch Allyn,
Inc. in 1962 and was elected to his present position in 1980.  Director of
M&T Corporation; Oneida Limited; and Perfex Corporation.
WILLIAM E. DAVIS
-	Chairman of the Board and Chief Executive Officer of the Company
-	Director since 1992
-	Chair of Executive Committee of the Board

Mr. Davis, age 57, was elected Chairman of the Board and Chief Executive Officer of NMPC in 1993 and of NM Holdings in April 1998. Mr. Davis joined NMPC in 1990 and was elected Senior Vice President in April 1992, serving in that capacity until elected Vice-Chairman of the Board of NMPC in November 1992. Director of Opinac North America, Inc. ("Opinac NA"); Niagara Mohawk Energy, Inc. ("NM Energy"); NMPC; Canadian Niagara Power Company, Limited ("CNP"); and
Utilities Mutual Insurance Company.  Mr. Davis is also the Chairman of the
Board of NM Energy and NMPC and holds the position of Secretary, Utilities Mutual Insurance Company. NMPC and Opinac NA are wholly-owned subsidiaries of the Company and Opinac NA holds 100 percent of NM Energy and, through its subsidiary, Opinac Energy Corporation ("Opinac"), a 50 percent interest in CNP.

WILLIAM J. DONLON
-	Former Chairman of the Board and Chief Executive Officer of NMPC
-	Director since 1980

Mr. Donlon, age 69, retired in 1993 as Chairman of the Board and Chief Executive Officer of NMPC with 45 years service as an active employee. Director of the Directors' Advisory Council--Syracuse Division for M&T Bank.

ANTHONY H. GIOIA
-	Chairman and Chief Executive Officer of Gioia Management, Inc.
-	Director since 1996
-	Member of Executive, Compensation and Succession and Nuclear Oversight
  Committees of the Board

Mr. Gioia, age 57, Chairman and
Chief Executive Officer of Gioia Management, Inc., a holding company for several companies, including three packaging companies located in Buffalo and Lockport, NY. Mr. Gioia has held his present position since 1987. Director of Greater Buffalo Savings Bank.

DR. PATTI McGILL PETERSON
-	Executive Director of the Council for International Exchange of Scholars
  and Vice President of the Institute for International Education
-	Director since 1988
-	Member of Executive, Audit (Chair) and Corporate Public Policy &
  Environmental Affairs Committees of the Board

Dr. Peterson, age 55, Executive Director of the Council for International Exchange of Scholars, Washington, DC, and Vice President of the Institute for International Education, New York, NY, affiliated non-profit institutions. From 1996 to 1997, Dr. Peterson was a Senior Fellow of the Cornell Institute for Public Affairs, Cornell University, Ithaca, NY. Dr. Peterson also served asPresident of St. Lawrence University from 1987-1996. Prior to that, she was President of Wells College. She holds the title President Emerita at both institutions. Independent Trustee of John Hancock Mutual Funds.

CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2000

LAWRENCE BURKHARDT, III
-	Retired Rear Admiral, United States Navy
-	Director since 1988
-	Chair of Nuclear Oversight Committee of the Board

Mr. Burkhardt, age 66, independent consultant to the nuclear industry since 1990. Prior to his retirement in 1990, Mr. Burkhardt was employed by NMPC and served as Executive Vice President of Nuclear Operations. Director of MACTEC, Inc.

DOUGLAS M. COSTLE
-	Distinguished Senior Fellow and Chairman of the Board of the Institute for
  Sustainable Communities
-	Director since 1991
-	Member of Executive, Audit, Corporate Public Policy & Environmental Affairs
  (Chair), and Nuclear Oversight Committees of the Board

Mr. Costle, age 59, Distinguished Senior Fellow and Chairman of the Board of the Institute for Sustainable Communities, a non-profit organization located in Montpelier, VT. Mr. Costle has held his present position since 1991. Former Dean of the Vermont Law School in South Royalton, VT, and Administrator of the U.S. Environmental Protection Agency. Independent Trustee of John Hancock Mutual Funds.



DONALD B. RIEFLER
-	Financial Market Consultant
-	Director since 1978
-	Member of Executive, Audit, Finance (Chair) and Nuclear Oversight Committees
  of the Board

Mr. Riefler, age 71, financial market consultant and advisor to J. P. Morgan, Florida FSB, Palm Beach, FL, a private banking concern affiliated with J. P. Morgan & Co., Inc. Prior to his retirement in 1991, Mr. Riefler was Chairman of the Market Risk Committee for J. P. Morgan & Co., Inc. and Morgan Guaranty
Trust Company of New York.

STEPHEN B. SCHWARTZ
-	Retired Senior Vice President, International Business Machines Corporation
-	Director since 1992
-	Member of Executive, Compensation and Succession (Chair) and Finance
  Committees of the Board

Mr. Schwartz, age 64, retired as Senior Vice President of International Business Machines Corporation in 1992. Mr. Schwartz joined IBM in 1957. In 1984 he served as President and Chief Executive Officer of Satellite Business Systems. He returned to IBM in 1985 and was elected Senior Vice President in 1990. Director of MFRI, Inc.

CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2001

SALVATORE H. ALFIERO
-	Chairman and Chief Executive Officer, Mark IV Industries, Inc.
-	Director since 1998
-	Member of Corporate Public Policy & Environmental Affairs and Finance
  Committees of the Board

Mr. Alfiero, age 61, Chairman and Chief Executive Officer, Mark IV Industries, Inc., a manufacturer of engineered systems and components for power transmission, fluid power and transfer, and filtration applications, located in Amherst, NY. Mr. Alfiero founded Mark IV Industries, Inc. in 1969 and has been Chairman and Chief Executive Officer since its inception. Director of Marine Midland Bank; Phoenix Home Life Mutual Insurance Company; and Southwire Company.

ALBERT J. BUDNEY, JR.
-	President of the Company
-	Director since 1995

Mr. Budney, age 51, was elected President of NM Holdings in April 1998. From 1995 to March 1999, he served as President of NMPC. Mr. Budney was previously employed by UtiliCorp United, Inc., an energy services company, as Managing Vice President of the UtiliCorp Power Services Group and as President of the Missouri Public Service Division. Mr. Budney joined UtiliCorp United, Inc., in 1993. Director of Opinac NA; NM Energy; CNP; and Utilities Mutual Insurance Company. Mr. Budney is also President and Chief Executive Officer of Opinac NA and President of Opinac.

DR. BONNIE G. HILL
-	President and Chief Executive Officer of The Times Mirror Foundation; Vice
  President of The Times Mirror Company and Sr. Vice President-Communications
  and Public Affairs of The Los Angeles Times
-	Director since 1991
-	Member of Audit, Corporate Public Policy & Environmental Affairs and Finance
  Committees of the Board

Dr. Hill, age 57, President and Chief Executive Officer of The
Times Mirror Foundation, a non-profit institution; Vice
President of The Times Mirror Company, a news and information company, and Sr. Vice President-Communications and Public Affairs of The Los Angeles Times, located in Los Angeles, CA. Dr. Hill served as Dean and Professor of Commerce of the McIntire School of Commerce at the University of Virginia from 1992-1996. Prior to that, she served as the Secretary of State and Consumer Services Agency for the State of California. Director of
AK Steel Corporation; and Hershey Foods Corporation.


CLARK A. JOHNSON
-	Former Chairman, Pier 1 Imports Inc.
-	Director since 1998
-	Member of Compensation and Succession and Finance Committees of the Board

Mr. Johnson, age 68, retired on February 28, 1999 as Chairman of Pier 1 Imports, Inc., a specialty retailer of imported home furnishings, gifts and related items, located in Fort Worth, TX. Mr. Johnson joined Pier 1 Imports, Inc. in 1985 and was elected Chairman and Chief Executive Officer in 1987, serving in
that capacity until elected Chairman in 1998.   Director of Albertson's Inc.;
InterTAN Inc.; Metro Media International Group; and Land Care, Inc.


HENRY A. PANASCI, JR.
-	Chairman of Cygnus Management Group, LLC
-	Director since 1988
-	Member of Compensation and Succession, Corporate Public Policy & Environmental
  Affairs and Finance Committees of the Board

Mr. Panasci, age 70, Chairman of Cygnus Management Group, LLC, a consulting firm specializing in venture capital and private investments headquartered in Syracuse, NY. Mr. Panasci retired in 1996 as Chairman of the Board and Chief Executive Officer of Fay's Incorporated, a drug store chain. Mr. Panasci co-founded Fay's Drug Co., Inc. with his father in 1958. Director of National Association of Chain Drug Stores.


Board Meetings--Committees of the Board


During 1998, the Board of Directors held fifteen meetings. Each director attended more than 75 percent of the meetings of the Board and Board Committees on which he or she served in 1998.

The Board Committees consist of an Executive Committee, Audit Committee, Committee on Corporate Public Policy & Environmental Affairs, Compensation and Succession Committee, Finance Committee, and Nuclear Oversight Committee. The Board does not have a standing nominating committee to nominate candidates for Board membership, but functions as a committee of the whole.

                                    BOARD MEMBERSHIP

                                  Corp.
                                  Public    Compen-
                                  Policy    sation                      Nuclear
Name               Board  Audit   & Env.    & Succes-  Execu-  Finance  Over-
                                  Affairs   sion       tive             sight
S. H. Alfiero       X              X                             X
W. F. Allyn         X      X                 X                            X
A. J. Budney, Jr.   X
L. Burkhardt, III   X                                                     X*
D. M. Costle        X      X       X*                    X                X
W. E. Davis         X*                                   X*
W. J. Donlon        X
A. H. Gioia         X                        X           X                X
B. G. Hill          X      X       X                             X
C. A. Johnson       X                        X                   X
H. A. Panasci,Jr.   X              X         X                   X
P. M. Peterson      X      X*      X                     X
D. B. Riefler       X      X                             X       X*       X
S. B. Schwartz      X                        X*          X       X

No. of Meetings     15     10       6        11          1       10        9
In 1998


*Chairperson

With the exception of the Executive Committee, membership on the Board Committees is limited to non-employee directors.

Information on the Audit Committee and the Compensation and Succession Committee is as follows.

Audit Committee

The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial statements are fairly stated.

The Audit Committee shall have the power to:

-	recommend to the Board of Directors the accounting firm to be selected by the Board as independent auditor of the Company and its subsidiaries;
-	act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the
appropriate Company officers;
-	consider the impact on the Company's financial statements of any changes in accounting procedures and policies, and adequacy of internal controls, and make recommendations on such matters to the Board of Directors;
-	meet with the independent auditors, the appropriate Company
officers and the Company's chief internal auditor during each year to:

(a)	review and make recommendations to the Board concerning the
independent auditor's proposal on the scope of their audit and related fees and services and the scope of the respective
audits of the internal auditor;
(b)	review the results of such audits with the respective auditing agency and reporting thereon to the Board;
(c)	review interim and annual financial reports and disclosures
and submit to the Board any recommendations it may have from time-to-time with respect to financial reporting and accounting practices and policies;

-	be consulted, and its consent obtained, prior to the selection or termination of the chief internal auditor;
-	review management's assessment of financial risks;
-	authorize special investigations and studies;
-	at each Board meeting, report on the Committee's activities; and
-	conduct a self-assessment at least every three years.

The membership of the Committee shall consist of only directors of the Company who are not, and have not been, officers of the Company.

Compensation and Succession Committee

The primary function of the Compensation and Succession Committee is to ensure that the compensation and benefits available to the Board of Directors, senior management and other Company officers and employees enables the Company to attract and retain qualified individuals.

The Compensation and Succession Committee shall have the power to conduct an annual evaluation of the performance of the Company's Chief Executive Officer and review the results with the Board. In addition, the Committee shall have the power to review and report results of those reviews as well as make recommendations where appropriate to the Board concerning the following:

-	annual performance evaluations of the Company's senior officers;
-	senior officer succession plans on an annual basis;
-	names of qualified persons to be nominated for election as
directors and officers;
-	the Company's compensation programs and benefit plans;
-	the appropriateness of Board and officer compensation;
-	periodic assessments of the Board's effectiveness;
-	the Company's diversity strategies and plans; and
-	the Company's actuarial advisor's annual reports and progress toward funding the Company's Pension Plan, Post-Retirement
Benefits Other Than Pension Plan, and Supplemental Executive
Retirement Plan.


Director Compensation

Annual Cash Retainer Fees

Directors who are not employees of the Company receive an annual retainer of $20,000. Non-employee directors who chair any of the Board Committees receive an additional annual fee of $3,000.

Meeting Fees

Directors who are not employees of the Company receive a fee of $1,000 for attending each Board meeting and $850 for each Committee meeting. Directors are reimbursed for their travel, lodging and related expenses.

Outside Director Deferred Stock Unit Plan

In 1996, the Board of Directors adopted an Outside Director
Deferred Stock Unit Plan.

Each outside director is credited with deferred stock units ("DSUs") on an annual basis equal in value to $15,000 ($17,000 for Committee Chairs). Accordingly, all outside directors were credited with 1,011 DSUs (1,145 for Committee Chairs) based on the average of the opening and closing price of a share of common stock on June 30, 1998 ($14.84375). The beneficial stock ownership table on page 12, shows the total number of DSUs credited to each of the outside directors under this plan as of March 15, 1999.

When a director ceases to be an outside director, the amount of DSUs credited to him or her is paid in a lump sum or in five equal annual installments. The first DSU installment payment would be made shortly after the director's service ends and the other installments would be paid on the first through fourth anniversaries of such date, based on the prevailing stock price at that time.

Related Transactions

Lawrence Burkhardt, III, received a consulting fee of $18,000 during 1998.

Health and Life Insurance Benefits

The Company provides certain health and life insurance benefits to directors who are not employees of the Company. Each outside director who elected coverage under the Company's health care plans contributes a portion of the monthly costs associated with these plans. During 1998, the following health and life insurance benefits were received by the following directors: Mr. Alfiero ($138), Mr. Burkhardt ($5,448), Mr. Costle ($3,980), Mr. Donlon
($288), Mr. Gioia ($7,665), Dr. Hill ($4,040), Mr. Panasci ($187),
Dr. Peterson ($3,114), Mr. Riefler ($6,163) and Mr. Schwartz
($552).


Stock Ownership Information

Security Ownership of Certain Beneficial Owners

The following table indicates the number of shares of Common Stock owned by persons known to the Company to own beneficially more than 5% of the outstanding Common Stock as of December 31, 1998.



	                 Name and Address of      Amount and Nature of      Percent
Title of Class	   Beneficial Owner	     	  Beneficial Ownership     	of Class
Common Stock	     Tiger Management LLC		        12,714,700(a)	    	  6.8%
			               101 Park Avenue
			               New York, NY 10178

Common Stock	     FMR Corp.				                 10,877,491(b)	       5.805%
			               82 Devonshire Street
			               Boston, Massachusetts 02109

Common Stock	    Fidelity Management Trust Co.  10,074,275(c)	      	5.377%
    			          82 Devonshire Street
			              Boston, Massachusetts 02109



(a) Tiger Management L.L.C. has shared voting power pursuant to Schedule 13G, dated February 12, 1999, filed with the SEC.

(b) Includes 1,271,991 shares with respect to which FMR Corp.
 has sole voting power and 10,877,491 with sole power to dispose or to direct disposition as reported on Schedule 13G, dated
 February 1, 1999 filed with the Securities and Exchange
 Commission ("SEC").

(c) The above represents shares in the Company's Non-Represented and Represented Employees' Savings Fund Plans. Fidelity Management Trust Company serves as Trustee. The Trustee will vote all shares of Common Stock held in the Trusts established for the Plans in accordance with the directions received from the employees participating in the Plans. The Trustee will vote shares for which it receives no instructions in the same proportion as it votes shares for which it receives instructions.

Approximately 83.8% or 156,937,575 shares of the Company's common stock outstanding as of December 31, 1998, are held by shareholders who elected to hold their shares, not in their own names, but in the names of banking or financial intermediaries. These shares are registered in the nominee name of The Depository Trust Company, Cede & Co.

Security Ownership of Directors and Executive Officers

The following table indicates the number of shares of the Company's Common Stock beneficially owned as of March 15, 1999, by each director of the Company, each of the executive officers named in the Summary Compensation Table below and the current directors and executive officers of the Company and NMPC as a group. The table also lists the number of stock units credited to directors, named executive officers and the directors and executive officers of the Company and NMPC as a group pursuant to the Company's compensation and benefit programs as of March 15, 1999. No voting rights are associated with stock units





                                     Amount and
                                       Nature
Title of    Name of                 of Benefical     Percent    Stock Units
Class	      Beneficial Owner         Ownership*      Of Class	     Held***
Common Stock
	           Directors:
		          Salvatore H. Alfiero		 	   5,000			      **		        1,011(6)
		          William F. Allyn			 	      1,500					    **		       10,169(6)
		          Albert J. Budney, Jr.	   	11,756(1)			 		**		       55,000(7)
		          Lawrence Burkhardt, III		    452			     	**          3,918(6)
		          Douglas M. Costle			         500				    	**		       10,696(6)
		          William E. Davis			      	48,167(2)					 **	       126,000(7)
		          William J. Donlon				      2,010	  			  	**		          337(6)
		          Anthony H. Gioia				         500			    		**		        3,322(6)
		          Bonnie G. Hill		  	  	     1,000				    	**		        9,088(6)
		          Clark A. Johnson			      	15,000    					**		        1,011(6)
		          Henry A. Panasci, Jr.	   	 2,500			    		**		        3,322(6)
		          Patti McGill Peterson		  	 1,500		    			**	        12,344(6)
		          Donald B. Riefler		  	     1,000		    			**		       27,022(6)
 		         Stephen B. Schwartz	    	    500	    				**		       12,349(6)

	           Named Executives:
		          Darlene D. Kerr			       	16,072(3)			 		**		       35,100(7)
            John H. Mueller	     		      415 				   	**		       24,100(7)
		          Gary J. Lavine				        17,640(4)		 			**		       29,000(7)

     		All Directors and Executive
       Officers (24) as a group ...  183,309(5)      **	 	     394,200



*Based on information furnished to the Company by the Directors and Executive Officers. Includes shares of Common Stock credited under the Employees' Savings Fund Plan as of March 15, 1999.
**Less than one percent.
***Stock units which vested on December 31, 1998 were paid following the filing of this chart in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and thus this chart reflects the lower amounts.

(1) Includes presently exercisable options for 10,000 shares of Common Stock.
(2) Includes presently exercisable options for 42,625 shares of Common Stock.
(3) Includes presently exercisable options for  9,000 shares of Common Stock.
(4) Includes presently exercisable options for 12,000 shares of Common Stock.
(5) Includes presently exercisable options for 106,375 shares of Common Stock.
(6) Represents deferred stock units granted pursuant to the Outside Director Deferred Stock Unit Plan. For additional information regarding deferred stock units, refer to page 10 ("Director Compensation").
(7) Represents stock units granted in 1997, 1998 and 1999 pursuant to the Long-Term Incentive Plan. For additional information regarding stock units granted to named executives, refer to page 14 ("Long-Term Incentive Plan").


In addition to the shares of the Company's common stock, Albert J. Budney, Jr. indirectly owns 100 shares of preferred stock, 9 1/2%
Series, in NMPC, a subsidiary of NM Holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require that the Company disclose late filings of reports of ownership and changes in ownership of the Company's equity securities by its directors, executive officers and any other person subject to Section 16 of the Securities and Exchange Act of 1934. To the best of the Company's knowledge, there were no late filings during 1998


Board of Directors' Compensation and Succession Committee Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. The Committee has responsibility for recommending officer salaries and for the administration of the Company's officer incentive compensation plans as described in this report. The Committee makes recommendations to the Board of Directors which makes final officer compensation determinations.

This Committee report describes the Company's executive officer compensation policies, the components of the compensation program, and the manner in which 1998 compensation determinations were made for the Company's Chairman of the Board and Chief Executive Officer, Mr. William E. Davis.

The 1998 Executive Officer Compensation Program was composed of base salary, annual incentive compensation, and grants of stock units and stock appreciation rights ("SARs") made pursuant to the Long-Term Incentive Plan ("LTIP") adopted by the Board of Directors on September 25, 1996, as described later in this report.



Base Salary

The Committee seeks to ensure that salaries of the Company's officers, including executive officers, remain competitive with levels paid to comparable positions among other U.S. electric and gas utilities with comparable revenues (collectively referred to as the "Comparator Utilities"). The Committee believes that competitive salaries provide the foundation of the Company's officer compensation program and are essential for the Company to attract and retain qualified officers, especially in light of the increasing competition within the industry. Each officer position has been assigned to a competitive salary range. The Committee intends to administer salaries within the 25th to 75th percentiles of practice with respect to those Comparator Utilities. The 1998 average salary of the five named executive officers fell between the 25th and 50th percentile competitive levels.

Annual Officer Incentive Compensation Plan ("OICP")

On December 13, 1990 the Board of Directors adopted the Company's OICP for officers and the Management Incentive Compensation Plan for management employees. The OICP is structured and administered so that a significant component of each officer's annual cash compensation must be earned on the basis of the Company's and the officer's annual performance. Maximum incentive award opportunities for 1998 were set by the Committee at 40% of salary for Mr. Davis and at 25% to 40% for all other officers. OICP award opportunities are intended to position officer annual compensation (salary + OICP awards) within the 25th to 75th percentile of Comparator Utilities practice depending on company financial, business and support unit performance. In connection with a freeze on award cash compensation instituted in late 1995, no awards were made to officers under the OICP for plan years 1996 and 1997. The OICP was reinstated for the 1998 plan year.

For the 1998 plan year, awards were based on the degree to which certain pre-
established financial and operating objectives were met or exceeded.   The
objectives for the 1998 plan year included economic value added (EVA), business unit financial objectives and business/support group operating objectives. These objectives were weighted differently for each business/support unit, based on the applicability of such objectives to the business or support unit.

Awards for the named executive officers averaged 30.6% of their 1998 salaries. Their average annual compensation (salary + OICP awards) fell between the 25th and 50th percentiles of Comparator Utilities practice. Refer to the Summary Compensation Table on page XXXX for specific amounts paid to named executive officers under the 1998 OICP. These awards were paid on February 26, 1999.

Long-Term Incentive Plan

To provide a continuous program of long-term stock incentives, on September 25, 1996 the Board of Directors adopted the LTIP and approved stock unit and SAR grants for the 1996-1998 period. These stock unit grants were paid in cash in early 1999. Under the LTIP, dividends are credited (in an amount equivalent to dividends paid, if any, on the Company's common stock) with respect to stock unit grants, which would be reinvested at the prevailing stock price, thereby increasing the number of stock units payable. The payment value of the 1996 LTIP stock units was based on the average fair market value of the Company's common stock during the last 12 consecutive trading days in 1998 ($16.138). The 1996 LTIP SAR grants became exercisable on January 2, 1999, and may be exercised until they expire on December 31, 2005.

On January 29, 1997, the Board of Directors approved the grant of LTIP stock units and SARs for the 1997-1999 performance period. These stock units, and accumulated dividend stock units, will be paid in early 2000 based on the average fair market value of the Company's common stock during the last twelve consecutive trading days in 1999. The SARs first become exercisable on January 2, 2000, and can be exercised until they expire on December 31, 2006.

The size of both the 1996-1998 and 1997-1999 LTIP stock unit and SAR grants were determined, based on the price of the Company's common stock at the time these grants were made, so that the combination of the officers' current salaries plus the grant date present value of December 14, 1995 stock unit and SAR grants made under the 1995 Stock Incentive Plan ("SIP"), and LTIP grants for the 1996-1998 and 1997-1999 performance periods, would approximate the 50th percentile of Comparator Utilities total compensation practice for the 3-year period 1995 through 1997. The competitiveness of the actual compensation realized from these grants is dependent on the market value of the Company's common stock at the end of 1997, 1998, and 1999.

The Board of Directors also approved a January 19, 1998 grant of LTIP stock units and SARs for the period 1998-2000. These stock units, and any accumulated dividend stock units, will be paid in early 2001 based on the average fair market value of the Company's common stock during the last 12 consecutive trading days in 2000. The SARs will first become exercisable on January 2, 2001, and can be exercised until they expire on December 31, 2007. The 1998 stock unit and SAR grants were determined so that the average current salary and the average grant date present value of the 1998 LTIP grants for the named executive officers would approximate the 50th percentile of 1997 Comparator Utilities total compensation practice.

On August 25, 1998 the Board of Directors approved the accelerated granting of LTIP stock units and SARs that would have normally been granted at the start of 1999 (for the 3-year period 1999-2001) and at the start of 2000 (for the 3-year period 2000-2002). These LTIP grants were accelerated so as to provide additional motivation and incentive to officers and to increase the retention value of LTIP grants. The LTIP stock units granted with respect to the 1999-2001 period will not vest until the end of 2001, and the LTIP stock units granted with respect to the 2000-2002 period will not vest until the end of 2002. Similarly, accelerated 1999 SAR grants do not vest and become exercisable until January 2, 2002 and expire on December 31, 2008. Accelerated 2000 SAR grants do not vest and become exercisable until January 2, 2003, and expire December 31, 2009. Thus, despite the acceleration of these two stock unit and SAR grants, the accelerated LTIP stock units would not vest and be paid, and the accelerated SAR grants would not vest, become exercisable or expire, any sooner than would have been the case had they been made at the start of 1999 and 2000. Since the 1999 and 2000 LTIP stock unit and SAR grants were accelerated, additional LTIP grants for these periods are not anticipated. The two accelerated LTIP stock unit and SAR grants were determined so that the sum of the average grant date value of the January 19, 1998 and the two accelerated August 25, 1998 grants, in combination with the average salaries and incentive award payments (at half maximum levels) of the named executive officers would approximate the 50th percentile of Comparator Utilities total compensation practice over the 3-year period 1998-2000.

Through the combination of base salary, annual incentive compensation, stock unit and SAR grants, the Committee seeks to focus the efforts of officers toward improving, annually and over the longer-term, the financial returns for its shareholders.

Compensation of William E. Davis, Chairman of the Board and Chief Executive Officer

Mr. Davis became Chief Executive Officer on May 1, 1993. During 1998, Mr. Davis' salary was increased to its current annual rate of $570,000. The increase in Mr. Davis' salary reflected an evaluation of his performance and the fact that his salary was well below the 25th percentile relative to salaries paid to CEOs at electric and gas utilities with comparable revenues. The Committee has been advised by its consultant that Mr. Davis' current annual salary approximates the 25th percentile of this comparison group. With respect to 1998, Mr. Davis earned an annual incentive compensation award in the amount of $180,937, which represented 34.139% of the salary he received in 1998. This award was paid pursuant to the terms of the OICP and financial and operating objectives approved by the Committee for 1998. These objectives related to economic value added (EVA), business unit financial performance, and business/support group operating performance. Mr. Davis'
1998 annual compensation (salary + OICP award) fell between the 25th and 50th percentiles of Comparator Utilities practice.

As previously indicated, the Committee and the Board of Directors seek to provide a continuous program of long-term stock incentives beyond 1997 when SIP stock unit grants became payable and SIP SAR grants became exercisable. Accordingly, on September 25, 1996 the Board of Directors approved a grant of 45,000 stock units and 90,000 SARs, with an exercise price of $8.00, for Mr. Davis for the 1996-1998 performance period. On January 29, 1997 the Board of Directors approved a grant of 35,000 stock units and 70,000 SARs, with an exercise price of $10.30, for the 1997-1999 performance period. Both the 1996-1998 and 1997-1999 grants were made under the terms of the LTIP. The size of the 1996-1998 and 1997-1999 LTIP grants for Mr. Davis was determined so that the grant date present value of both grants, in combination with his current salary and his SIP grants, would approximate the 50th percentile for Comparator Utilities chief executive officers during the 1995-1997 period. The competitiveness of the compensation Mr. Davis actually realizes from the SIP and LTIP grants will depend on the market value of the Company's common stock at the end of 1997, 1998, and 1999.

As previously indicated, the Board of Directors approved a January 19, 1998 grant of LTIP stock units and SARs for Mr. Davis for the period 1998-2000.
This grant consisted of 35,000 stock units and 125,000 SARs with an exercise price of $10.90. The size of these grants was determined so that the sum of his current salary plus the grant date present value of the 1998 stock unit and SAR grants would fall approximately midway between the 25th and 50th percentiles of 1997 total compensation practice for electric/gas utilities of comparable size.

On August 25, 1998, the Board of Directors approved an accelerated grant of LTIP stock units and SARs to Mr. Davis that would have normally been granted at the start of 1999 (for the 3-year period 1999-2001) and at the start of 2000 (for the 3-year period 2000-2002). Each of these grants consisted of 28,000 stock units and 100,000 SARs, with an exercise price of $15.36. These grants were accelerated in order to increase the incentive and retention value of these LTIP grants. Despite the acceleration of these grants, the stock units will not vest and be paid, and the SARs will not vest, become exercisable or expire any sooner than would have been the case had they been granted at the start of 1999 and 2000. Additional LTIP grants to Mr. Davis for these periods are not anticipated. The two accelerated LTIP stock unit and SAR grants were determined so that the sum of the average grant date value of the January 19, 1998 and the two August 25, 1998 LTIP grants, in combination with Mr. Davis' salary and incentive award payment (at half maximum level) would approximate the 50th percentile of Comparator Utilities total compensation practice over the 3-year period 1998-2000.

Under Section 162(m) of the Internal Revenue Code, the Company may not deduct certain compensation in excess of $1,000,000 paid to a named executive officer in any taxable year. The Committee continually reviews executive compensation plans and programs for changes to comply with the limit, where appropriate. The Committee believes it is important to maintain flexibility in its executive compensation plans in order to attract and retain high quality executives, which may result in compensation being paid in a particular year in excess of the limit. In 1998, a substantial increase in the value of a share of common stock resulted in a corresponding increase in the value of stock-based compensation. As a result, in 1998 the compensation of Mr. Davis exceeded the limit.


Submitted by the Compensation and Succession Committee of the Board of
Directors:

Stephen B. Schwartz, Chair
William F. Allyn
Anthony H. Gioia
Clark A. Johnson
Henry A. Panasci, Jr.



Executive Compensation

The following table shows, for the last three fiscal years, cash and other compensation paid to the Chairman of the Board and Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company for fiscal year ended December 31, 1998.


                                       SUMMARY COMPENSATION TABLE
                                    Fiscal Years 1998, 1997 and 1996

                                   Annual Compensation

                                                         Other
                                                         Annual
Name and                                                 Compen-
Principal              Year     Salary      Bonus        sation
Position                        ($)(A)      ($)          ($)(B)
W. E. Davis
Chairman and CEO       1998     530,001      180,937      218
                       1997     450,501            0      110
                       1996     462,351            0        0
A. J. Budney, Jr.
President 		           1998  	  366,001	     124,949		    218
                       1997	    315,002		          0	     110
                       1996     315,002 		         0   	2,956
D. D. Kerr
Executive Vice 	       1998		   256,334	      79,942	     218
President	    		       1997		   210,001	   	       0		    110
                       1996 		  210,001            0        0
J. H. Mueller
Senior Vice 	      	   1998		   255,835	      48,519		  11,585
President			           1997	    	-----	        -----		   -----
                       1996  		  -----         ----- 	  	-----
G. J. Lavine
Senior Vice        		  1998		   222,001	      63,936		  16,370
President			           1997		   191,502            0		     110
                       1996 		  191,502 		         0 		      0


(continued)
                                 Long-Term Compensation
                                         Awards
                                                Securities    All Other
                                  Restricted    Underlying    Compensa-
Name and                          Stock          Options/       sation
Principal                         Award(s)         SARs        ($)(E)
Position              Year        ($)(C)           (#)
W.E. Davis
Chairman and CEO      1998       1,256,500(D)   325,000(D)    44,539
                      1997         371,875       70,000       42,358
                      1996         36O,000       90,000       43,365

A.J. Budney, Jr.      1998         503,750(D)   170,000(D)    18,051
                      1997         185,938       35,000       16,436
                      1996         180,000       45,000       24,975

D.D. Kerr             1998         371,100(D)   119,000(D)     9,583
                      1997          85,000       16,000        7,953
                      1996          82,000       20,500        9,415

J.H. Mueller          1998         324,413(D)   104,000(D)    30,529
                      1997           ---          ---          ---
                      1996           ---          ---          ---

G.J. Lavine           1998         290,313(D)    89,000(D)    29,283
                      1997          85,000       16,000        8,564
                      1996          82,000       20,500        8,571



(A) Includes all employee contributions to the Employees' Savings
 Fund Plan.

(B) Other Annual Compensation for Mr. Budney in 1996 and for Mr. Mueller in 1998 represents or includes amounts reimbursed for payment of taxes associated with relocation expenses. 1997 and 1998 Other Annual Compensation for Messrs. Davis, Budney, Mueller and Lavine and Ms. Kerr represents or includes amounts reimbursed for payment of taxes associated with non-cash compensation. 1998 Other Annual Compensation for Mr. Lavine includes amounts reimbursed for payment of taxes associated with Company-paid legal expenses.

(C) In 1996, 88,000 stock units were granted to the above-named executive officers pursuant to the LTIP adopted by the Board of Directors on September 25, 1996. These stock units vested and became payable on December 31, 1998. No dividend equivalents were credited on these stock units. The 1996 values listed in the table were calculated by multiplying the stock units granted by $8.00, the price at the time these stock unit grants were determined.

 In 1997, 68,500 stock units were granted to the above-named executive officers pursuant to the LTIP adopted by the Board of Directors on September 25, 1996. These grants were made for the 3-year period January 1, 1997, through December 31, 1999, and vest and become payable on December 31, 1999. The 1997 values listed in the table were calculated by multiplying the stock units granted by $10.625, the price at the time these stock unit grants were determined. Dividend equivalents, if any, will be credited on these grants and will be paid when the related stock units are paid.

 In 1998, 82,700 stock units were granted in January and 118,000 in August (consisting of two grants of 59,000 each) to the above-named executive officers pursuant to the LTIP adopted by the Board of Directors on September 25, 1996. The first grant was made for a 3-year period January 1, 1998 through December 31, 2000, and vest and become payable on December 31, 2000; the second grant was made for a 3-year period January 1, 1999 through December 31, 2001, and vest and become payable on December 31, 2001; and the third grant was made for a 3-year period January 1, 2000 through December 31, 2002, and vest and become payable on December 31, 2002. The 1998 values listed in the table were calculated by multiplying the stock units granted in January by $12.00 and those granted in August by $15.5625, the prices at the time these stock unit grants were determined. Dividend equivalents, if any, will be credited on these grants and will be paid when the related stock units are paid.

 As of the end of the 1998 fiscal year, based on a closing market price of $16.125, Mr. Davis held 171,000 stock units having a market value of $2,757,375; Mr. Budney held 77,500 stock units having a market value of $1,249,688; Ms. Kerr held 45,350 stock units having a market value of $731,269; Mr. Mueller held 24,100 stock units having a market value of $388,613; and Mr. Lavine held 39,250 stock units having a market value of $632,906.

(D) This amount represents three distinct grants from the LTIP. The first grant will vest and become payable (in the case of stock units) and exercisable (in the case of SARs) after December 31, 2000; the second after December 31, 2001; and the third after December 31, 2002. No additional grants for these periods are anticipated.

All Other Compensation for 1998 includes: employer contributions to the Company's Employees' Savings Fund Plan: Mr. Davis ($4,793), Mr. Budney ($1,955), Ms. Kerr ($4,758), Mr. Mueller ($5,044), and
Mr. Lavine ($4,797); taxable portion of life insurance premiums:
Mr. Davis ($15,935), Mr. Budney ($2,821), Ms. Kerr ($2,020),
Mr. Mueller ($3,565), and Mr. Lavine ($3,243); payments under the Company's Relocation Policy: Mr. Mueller ($21,673); employer contributions to the Company's Excess Benefit Plan: Mr. Davis ($10,811), Ms. Kerr ($2,805), and Mr. Lavine ($1,747); directors fees received from Canadian Niagara Power Corporation: Mr. Davis ($13,000) and Mr. Budney ($13,000); personal travel allowance:
Mr. Budney ($275) and Mr. Mueller ($247); Company-paid legal expenses: Mr. Lavine ($19,496).



The following table discloses, for the Chairman of the Board and Chief Executive Officer, Mr. William E. Davis, and the other named executive officers, the number and terms of SARs granted during the fiscal year ended December 31, 1998.


                  Option/SAR Grants in Last Fiscal Year

                     	     				Individual Grants

        				Number of	     % of Total                                 Grant Date
	 	  		     Securities     Options/SARs							                        Present
		 		       Underlying     Granted To	      Exercise or	 Expiration   Value
            Options/SARs   Employees in     Base Price		 Date (A)		   ($)(B)
Name			     Granted(#)     Fiscal Year        ($/Sh)
W.E. Davis		125,000	  	    7.37	  		        10.90		      12/31/2007	  478,750
            100,000		      6.00			          15.36		      12/31/2008  	773,000
            100,000	      	6.00			          15.36		      12/31/2009	  802,000

A.J. Budney, 70,000		      4.13			          10.90		      12/31/2007	  268,100
 Jr.         50,000		      2.95			          15.36		      12/31/2008  	386,500
             50,000		      2.95			          15.36	      	12/31/2009	  401,000

D.D. Kerr			 39,000		      2.30			          10.90		      12/31/2007  	149,370
             40,000		      2.36			          15.36		      12/31/2008	  309,200
             40,000		      2.36			          15.36		      12/31/2009  	320,800

J.H. Mueller	39,000		      2.30 		          10.90		      12/31/2007   149,370
             32,500	 	     1.92			          15.36		      12/31/2008  	251,225
             32,500		      1.92			          15.36		      12/31/2009  	260,650

G.J. Lavine	 24,000		      1.42			          10.90		      12/31/2007	   91,920
             32,500		      1.92			          15.36		      12/31/2008	  251,225
             32,500		      1.92			          15.36		      12/31/2009  	260,650



(A) In 1998, the Board of Directors made three grants of SARs under the LTIP. The first grant of SARs that expire on December 31, 2007 become exercisable January 2, 2001; the second grant of SARs that expire on December 31, 2008 become exercisable January 2, 2002; and the third grant of SARs that expire on December 31, 2009 become exercisable January 2, 2003. All SARs become exercisable upon a change in control.

(B) The grant date present value of SARs is calculated using the Black-Scholes Option Pricing Model with the following assumptions:

  (1)	exercise price of rights that expire on December 31, 2007
($10.90); stock volatility (29.57%); dividend yield (2.86%);
risk free rate (6.25%); exercise term (10 years); Black-Scholes ratio (.3512); and Black-Scholes value ($3.83) for rights that expire on December 31, 2007. Stock volatility and dividend yield assumptions are based on 36 months of results for the period ending December 31, 1998.

   (2)	exercise price of rights that expire on December 31, 2008
($15.36); stock volatility (31.10%); dividend yield (0.86%);
risk free rate (6.25%); exercise term (10 1/3 years); Black-Scholes ratio (.5031); and Black-Scholes value ($7.73) for rights that expire on December 31, 2008. Stock volatility and dividend yield assumptions are based on 36 months of results for the period ending December 31, 1998.

   (3)	exercise price of rights that expire on December 31, 2009
($15.36); stock volatility (31.10%); dividend yield (0.86%);
risk free rate (6.25%); exercise term (11 1/3 years); Black-Scholes ratio (.5224); and Black-Scholes value ($8.02) for rights that expire on December 31, 2009. Stock volatility and dividend yield assumptions are based on 36 months of results for the period ending December 31, 1998.


The following table summarizes exercises of options by the Chairman of the Board and Chief Executive Officer, Mr. William E. Davis, and the other named executive officers, the number of unexercised options held by them and the spread (the difference between the current market price of the stock and the exercise price of the option, to the extent that market price at the end of the year exceeds exercise price) on those unexercised options for fiscal year ended December 31, 1998.




             Aggregated Option/SAR Exercises in Last Fiscal Year
                    and Fiscal Year-End Option/SAR Values

                              									        Number of Securities
                             									        Underlying Unexercised
                          		   					         		Options/SARs At Fiscal
                            			   						           	Year-End (#)
Name     			         SARs          Value
                  Exercised     Realized    	Exercisable      Unexercisable
                    (#)            ($)
W.E. Davis 	 	        0            0    	    185,125		        485,000
A.J. Budney, Jr.      0            0          76,000          250,000
D.D. Kerr		       6,000       28,320       	  31,500   	    	 155,500
J.H. Mueller	         0            0               0   		     104,000
G.J. Lavine	          0            0          37,500          125,500

(continued)
                        Value of Unexercised
                       Options/SARs At Fiscal
                            Year-End ($)(A)
Name                 Exercisable       Unexercisable
W.E. Davis            787,188            1,945,125
A.J. Budney, Jr.      376,000            1,011,750
D.D. Kerr             125,063              524,738
J.H. Mueller                0              253,501
G.J. Lavine           157,313              434,889

_______________
(A) Calculated based on the closing market price of the Company's Common Stock on December 31, 1998 ($16.125).




PERFORMANCE GRAPH

Niagara Mohawk Power Corporation
Comparison of Five-Year Cumulative Total Return vs. S&P 500 Index and EEI Index

[ILLUSTRATION OF PERFORMANCE GRAPH]


    		       	1993		   1994	   	1995		   1996		   1997		   1998
NMPC	       		100.00	  75.38	   54.93	   57.10	   60.71	   93.23
S&P 500 Index	100.00	 101.32  	139.40	  171.40	  228.59  	293.91
EEI Index   		100.00	  87.12  	110.96  	110.27	  142.54	  165.62


Assumes $100 invested on December 31, 1993 in NMPC common stock, S&P 500 and the Edison Electric Institute Combination Gas and Electric Investor-Owned Utilities Index ("EEI Index"). All dividends assumed to be reinvested over the five-year period.


Retirement Benefits and Employee Agreements


Niagara Mohawk Pension Plan


The Niagara Mohawk Pension Plan ("Basic Plan") is a noncontributory, tax-qualified defined benefit plan and provides all employees of the Company with a minimum retirement benefit. This retirement benefit is related to compensation--that is, base salary or pay--subject to the maximum annual limits noted in the Retirement Benefits Table.

The participant's Basic Plan retirement benefit is based on one of two formulas depending on age and years of service on July 1, 1998:

-	the cash balance formula; or
-	the highest five-year average compensation.

Effective July 1, 1998, the Basic Plan was amended to include a cash balance formula. Under a cash balance formula a participant's retirement benefit grows with pay credits (4% - 8% x salary) plus interest credits on a monthly basis. A non-represented (management) employee who was at least 45 years of age and has 10 years of service on July 1, 1998 will receive the higher of the two formulas--the cash balance formula or the highest consecutive five-year compensation. All other non-represented employees' Basic Plan benefit will be based on the cash balance formula only. Directors who are not employees are not eligible to participate in the Basic Plan.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan ("SERP") is a noncontributory, nonqualified defined benefit plan that provides additional retirement benefits to officers of the Company who have obtained age 55 and who have 20 or more years of employment. The Committee may grant exceptions to the age and service requirements.

The SERP provides a benefit equal to the greater of:

(i) 60% of base salary averaged over the final 36 months of employment, reduced by benefits payable under the Basic Plan; retirement benefits accrued during previous employment and one-half of the maximum security benefit to which the participant may be entitled at the time of retirement, or

(ii) benefits payable under the Basic Plan without regard to the annual benefit limitations imposed by the Internal Revenue
Code.

Provided certain established criteria are met, participants in the SERP may elect to receive their benefit in a lump sum payment.

The following table shows the maximum retirement benefit (adjusted for Social Security) an officer can earn in aggregate under both the Basic Plan and the SERP



                            Annual Retirement Allowance

3-Year Average
Annual Salary
Years of Service      10*       15*       20       25       30       35
$150,000           $21,090   $33,885   $ 81,762  $ 81,762 $ 81,762  $ 81,762
 225,000            21,670    34,815    126,762   126,762  126,762   126,762
 300,000            21,670    34,815    171,762   171,762  171,762   171,762
 375,000            21,670    34,815    216,762   216,762  216,762   216,762
 450,000            21,670    34,815    261,762   261,762  261,762   261,762
 525,000            21,670    34,815    306,762   306,762  306,762   306,762

*Basic Plan benefit only.

The benefit calculations assume the officer has selected a straight life annuity and retired on December 31, 1998 at age 65. Annual compensation limits ($150,000 in 1996; $160,000 for 1997 and 1998)
under a tax-qualified plan will reduce the benefit amount collectible under the Basic Plan for some highly compensated officers.

As of December 31, 1998, the persons named in the Summary
Compensation Table had the following estimated credited years of benefit service for purposes of the pension program: Mr. Davis, 9 years; Mr. Budney, 4 years; Ms. Kerr, 26 years; Mr. Mueller, 3 years; and Mr. Lavine, 12 years.

Employee Agreements

The Company has entered into employment agreements with Messrs. Davis, Budney, Lavine, Mueller and Ms. Kerr, which have a rolling 3-year term. In the event of a change in control (as defined in the agreement), the agreement will remain in effect for a period of at least 36 months thereafter unless a notice not to extend the term of the agreement was given at least 18 months prior to the change in control. The agreements provide that the executive will receive a base salary equal to the executive's annual salary at the effective date of the agreements or such greater amount determined by the Company, that the executive will be able to participate in the Company's incentive compensation plans and that the executive is entitled to vacation, fringe benefits, insurance coverage and other terms and conditions of the agreement as are provided to employees of the Company with comparable rank and seniority. If the executive has completed eight years of service and attained age 55 at the time of the executive's termination of employment, the executive (and eligible dependents) will be entitled to coverage for medical, prescription drug, dental and hospitalization benefits for the remainder of the executive's life with all premiums therefor paid by the Company. If an executive has completed eight years of service but has not attained age 55 upon terminating employment, such benefits will be provided when the executive attains age 55.

The employment agreements also provide that the executive's benefits under the SERP will be based on the executive's salary, annual incentive awards and SIP awards, as applicable. Further, if the executive's employment is terminated by the Company without cause at any time, or by the executive for good reason after a change in control (as such terms are defined in the agreement), or after completing eight years of service, the agreements provide that the executive will be deemed fully vested under the SERP without reduction for early commencement. If the executive is under age 55, the executive will be entitled to a fully vested SERP benefit upon attaining age 55, without reduction for early commencement.

If the executive's employment is terminated by the Company without cause prior to a change in control, the executive will be entitled to a lump sum severance benefit in an amount equal to two times the executive's base salary plus an amount equal to two times the greater of the executive's (i) most recent annual incentive award or (ii) average annual incentive award paid over the previous three years. In addition, the executive will receive a pro rata portion of the incentive award which would have been payable to the executive for the fiscal year in which termination of employment occurs, provided that the executive has been employed for 180 days in such fiscal year. The executive will also be entitled to continued participation in the Company's employee benefit plans for two years, coverage for the balance of the executive's life under a life insurance policy providing a death benefit equal to 2.5 times the executive's base salary at termination and payment by the Company of fees and expenses or any executive recruiting or placement firm in seeking new employment.
If, following a change in control, the executive's employment is terminated by the Company without cause or by the executive for good reason, the executive will be entitled to a lump sum severance benefit equal to four times the executive's base salary. The executive will also be entitled to the additional benefits referred to in the last sentence of the preceding paragraph, except that employee benefit plan coverage for medical, prescription drug, dental and hospitalization benefits will continue for the remainder of the executive's life with all premiums therefor paid by the Company and coverage under other employee benefit plans will continue for four years. In the event that the payments to the executive upon termination of employment following a change in control would subject the executive to the excise tax on excess parachute payments under the Internal Revenue Code, the Company will reimburse the executive for such excise tax (and the income tax and excise tax on such reimbursement). In the event of a dispute over an executive's rights under the executive's agreement following a change in control of the Company, the Company will pay the executive's reasonable legal fees with respect to the dispute unless the executive's claims are found to be frivolous.





Proposal 2:  Shareholder Proposal



The Benedictine Sisters, 530 Bandera Road, San Antonio, Texas 78240, who own 205__ shares of the Company's common stock, have advised the Company that they intend to present the following proposal at the 1999 Annual Meeting of Shareholders. The proposed resolution and supporting statement are as follows:

"WHEREAS:

All leaders of industry in the United States now acknowledge their obligation to pursue superior environmental performance and to disclose information about that performance to their investors and other stakeholders.
The integrity, utility, and comparability of environmental disclosure depends on the creation of environmental reports that employ a common format, use credible metrics, and follow a set of a generally accepted environmental disclosure standards.
The Coalition for Environmentally Responsible Economies (CERES), a ten year old partnership among some of the largest investors, environmental groups, and corporations in the country, has established what we believe is the most thorough and well-respected environmental disclosure form in the United States.

CERES has also gathered leading international organizations, including the United Nations Environment Programme, into a collaborative Global Reporting Initiative to guide and accelerate the worldwide trend toward standardized environmental reporting.

The CERES Principles and the CERES Report have already been adopted by leading firms in highly diverse industries such as Bank America, Baxter International, Bethlehem Steel, Coca-Cola, General Motors, Interface, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun Company.

We believe endorsing the CERES Principles commits a company to the prudent oversight of its financial and physical resources through:
1) protection of the biosphere; 2) sustainable use of natural resources; 3) waste reduction; 4) energy conservation; 5) risk reduction; 6) safe products/services; 7) environmental restoration;
8) informing the public; 9) management commitment; 10) audits and reports. (The full text of the CERES Principles and accompanying CERES Report form are obtainable from CERES, 11 Arlington Street, Boston Massachusetts 02116, (617) 247-0700 or at www.ceres.org).

RESOLVED: Shareholders request that the company endorse the CERES Principles as a reasonable and beneficial component of their corporate commitment to be publicly accountable for environmental performance."

Statement of Shareholder

"Recent studies show that the integration of environmental commitment into business operations provide competitive advantage and improve long-term financial performance for companies. In addition, the depth of a firm's environmental commitment and the quality with which it manages its environmental performance provide us with indicators of the foresight of its management.

Given investors' needs for credible information about a firm's environmental performance, and given the large number of companies that have already endorsed the CERES Principles and adopted its report format, endorsement of the CERES Principles is a reasonable, widely accepted step for any company wishing to demonstrate its seriousness about superior environmental performance.

The goal of the CERES Principles is continuous improvement in corporate environmental performance, coupled with public accountability. One cannot measure improvement without having data over time. Standardizing that data enables investors to assess environmental progress within and across industries. By endorsing the CERES Principles, a company agrees to a single consistent standard for environmental reporting. An endorsing company works with CERES and other endorsing companies in setting that reporting standard.

Your vote FOR this resolution serves the best interests of our Company and its shareholders."



Board of Directors' Response to the Shareholder Proposal

In 1991, the Company adopted the Corporate Policy on Protection of the Environment that articulates the Company's proactive approach toward environmental issues. The environmental policy takes the Company beyond mere compliance with the law. In addition, its comprehensive environmental management system has helped the Company stay in the forefront of progress toward an environmentally sustainable energy future.

Since adopting its policy in 1991, the Company has comprehensively measured and reported on its environmental performance and has engaged in benchmarking its environmental program against corporate programs both within and outside of the utility industry. Such benchmarking has consistently shown that the Company has a leading-edge environmental program. In addition, the Company has been recognized by a number of governmental and environmental organizations for its environmental achievements, including its proactive response to global warming, its leadership in establishing environmental performance indices for the utility industry, and other advanced strategic environmental management practices.

Consistent with its policy of going beyond compliance, during 1997 the Company became the first utility in the U.S. to voluntarily undertake and achieve full registration of its fossil and nuclear generation portfolio to the newly adopted international quality standard for Environmental Management Systems known as ISO 14001. The registration process culminated in rigorous independent audit, conducted by an accredited Registrar, which assessed each facility's conformance to every element contained in the Standard. This included effective implementation of the Company's environmental policies and procedures, compliance with environmental laws and regulation, commitments to pollution prevention, continuous improvement, environmental performance monitoring and measurement, and other aspects of demonstrated adherence to the Standard. Further ISO 14001 registered facilities are subject to ongoing formal semi-annual surveillance audits performed by the Registrar, in order to maintain their Certificates of Registration. It is the Company's intent to achieve an ISO 14001 certificate of registration for its Investment Recovery operation in 1999.

Given its track record of dealing successfully with environmental issues under its own corporate policy, the Company carefully reviewed the CERES Principles and does not believe that adopting the CERES Principles in lieu of, or in addition to, the Company's existing environmental policy and programs, would help the Company better fulfill its continuing commitment to environmental performance excellence. The Company believes that its environmental program provides the most specific and focused approach to ensure that the Company is in compliance with all applicable environmental regulations and to position itself as a recognized leader for its environmental achievements.

Therefore, the Board of Directors recommends that you vote AGAINST this proposal




Other Information



Deadline for Shareholder Proposals

Shareholders who want to have a proposal included in the Company's proxy statement and proxy card for the 2000 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received on or before Thursday, December 2, 1999 and should be addressed to:

Office of the Secretary
Niagara Mohawk Holdings, Inc.
300 Erie Boulevard West
Syracuse, New York  13202.

A shareholder must be a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $2,000 and the shareholder must continue to own such stock through the date on which the meeting is held.

Shareholders who wish to present a proposal at the 1999 Annual
Meeting must notify the Secretary of the Company in writing not less than 90 days nor more than 120 days before the annual meeting.

Director and Officer Liability Insurance

The directors and officers of the Company and its subsidiaries are insured against obligations which may be incurred as a result of the Company's indemnification of its directors and officers. The coverage also insures the directors and officers against liabilities for which they may not be indemnified by the Company or its subsidiaries, except a dishonest act or breach of trust. The insurance was purchased from the National Union Fire Insurance Company, Associated Electric & Gas Insurance Services, Ltd., Executive Risk Indemnity, Inc., Federal Insurance Company, CAN Insurance Company and ACE Insurance Company Ltd., for the term from January 31, 1999, to January 30, 2000, for an aggregate premium of $904,040.

Expenses of Solicitation

Niagara Mohawk retained D.F. King & Co. to assist in the solicitation of proxies for the 1999 Annual Meeting of Shareholders at a fee of approximately $12,000 plus out-of-pocket expenses. The Company pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegram or by the Company officers and employees without additional compensation.

Independent Accountants

The Company has selected the independent accounting firm of PricewaterhouseCoopers LLP to examine the financial statements of the Company and its subsidiaries for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if they wish to do so and will be available to respond to appropriate questions.

Quarterly Reports

Shareholders who are not receiving quarterly reports directly from the Company and who would like to receive the Company's quarterly reports may write to:

Investor Relations
Niagara Mohawk Power Corporation
300 Erie Boulevard West
Building C-3
Syracuse, NY 13202-7904.


By Order of the Board of Directors,


Kapua A. Rice
Secretary

March 31, 1999





FORM OF PROXY
(FRONT SIDE)


[LOGO]

NIAGARA MOHAWK HOLDINGS, INC.


IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
INSTRUCTIONS BELOW

Niagara Mohawk Power Holdings, Inc. encourages you to take advantage of new and convenient ways to vote your shares on matters to be covered at the 1999 Annual Meeting of Shareholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

VOTE BY PHONE - 1-800-250-9081
Use any tough-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located below, and then follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET - http://www.votefast.com
Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number, and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to:  Corporate Election
Services, P.O. Box 3200, Pittsburgh, Pennsylvania  15230

If you vote by phone or by using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING


CONTROL NUMBER
ACCOUNT NUMBER

[PLEASE FOLD AND DETACH HERE]

Niagara Mohawk Holdings, Inc.

Please mark you votes as this  X

The Board of Directors recommends a vote FOR Proposal 1:

1.  Election of Directors to Class II:
	Nominees: (1) William F. Allyn,
	(2) William E. Davis, (3) William J. Donlon,
	(4) Anthony H. Gioia, (5) Patti McGill Peterson

FOR        WITHHOLD       FOR ALL	    To withhold authority to vote, mark
ALL	       ALL            EXCEPT:	    "For All Except" and write the
	                                  			Nominees number on this line ________

The Board of Directors recommends a vote AGAINST Proposal 2:

2.	Shareholder proposal requesting the Corporation to endorse the
CERES Principles.

3.	To transact such other business as may properly come before
the meeting.

	FOR			AGAINST		ABSTAIN

	____			_____		______


(Continued - To be dated and signed on other side)



(BACK SIDE)

ADMISSION CARD

Niagara Mohawk Holdings, Inc. Annual Meeting of Shareholders -
May 18, 1999 - 10:30 a.m

Name(s) Mr., Ms., Mr. & Mrs. _________________________________
        (Please circle one)

Address ______________________________________________________


____Common Shareholder	             	_____ Company employee

	___Number of shares	               	_____ Company retiree
	   of common stock

                               						_____ Invited guest representing:
    Social Security Number		         __________________________
    _____________________	           (Company,organization,etc.)


SARATOGA SPRINGS CITY CENTER, 522 BROADWAY, SARATOGA SPRINGS, NEW YORK

Dear Shareholder:
Please bring the above card to the Annual Meeting. It will expedite your admittance when presented upon arrival.

Very truly yours,


Kapua Rice
Corporate Secretary


PLEASE FOLD AND TEAR HERE

Niagara Mohawk Holdings, Inc.
300 Erie Boulevard West, Syracuse, New York 13202

The undersigned appoints William E. Davis, Henry A. Panasci, Jr., Donald B. Riefler and Stephen B. Schwartz and each of them, proxies of the undersigned, with full power of substitution to represent and to vote, as designated on the reverse side, and on any other business that may come before the meeting, all the shares of Common Stock of the Corporation held of record by the undersigned on March 22, 1999 at the Annual Meeting of Shareholders to be held on May 18, 1999 and at any adjournment(s) thereof. Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, for Proposal 1 and against Proposal 2).

(Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.)


Signature _______________Dated___________, 1999

Signature if held jointly _____________________

___Please check this box if you plan to attend the Annual Meeting of Shareholders.

PLEASE MARK ON REVERSE SIDE, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY IN THE ENCLOSED ENVELOPE